INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Cas Purdy
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9493
kpatterson@websense.com	cpurdy@websense.com

N E W S   R E L E A S E

Websense Board Increases Share Repurchase Authorization

SAN DIEGO, July 25, 2006—Websense, Inc. (NASDAQ: WBSN), a global leader in web security and web filtering productivity software, today announced that its Board of Directors has authorized the repurchase of an additional four million shares of the company’s common stock.

As of June 30, 2006, Websense had repurchased an aggregate of approximately 5.2 million shares, including one million shares in the second quarter of 2006, leaving approximately 2.8 million shares remaining under the eight million share repurchase program previously approved by the Board. Giving effect to the increase approved by the Board today, Websense now has authorization to repurchase a total of approximately 6.8 million remaining shares in a twelve million share repurchase program.  As of June 30, 2006, the most recently reported quarter, Websense had cash and investments of $338.4 million and 47.3 million shares issued and outstanding.

“We have always been committed to delivering value to our shareholders. Our subscription-based model and financial performance generates substantial cash flow from operations, which allows us to increase our buyback program while continuing to fund other growth initiatives, such as channel development and expansion of our security offerings,” said Gene Hodges, CEO of Websense. “Given the current valuation of our stock and our strong cash position, we believe that share repurchases represent an appropriate avenue for building long-term shareholder value. Accordingly, the Board decided to increase the repurchase authorization so that the company can continue to pursue repurchase transactions as market conditions permit.”

Pursuant to the authorization, Websense may purchase shares from time to time on the open market at prevailing market prices or through privately negotiated transactions. The repurchase program has no time limit, and depending on market conditions and other factors, purchases under this program may be commenced or suspended at any time, or from time to time, without prior notice.

Websense, Inc.

Press Release (Page 2)

About Websense Inc.

Websense, Inc. (NASDAQ: WBSN), a global leader in web security and web filtering software, is trusted to protect 24 million employees worldwide. Websense proactively discovers and immediately protects customers against web-based threats such as spyware, phishing attacks, viruses and crimeware with maximum protection and minimal effort. With diverse partnerships and integrations, Websense enhances our customers’ network and security environments. For more information, visit www.websense.com.

© Websense, Inc. All rights reserved. Websense and Websense Enterprise are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding future stock repurchases; any statements about availability of cash resources to fund growth initiatives and share repurchases; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks relating to execution of growth initiatives, customer acceptance of the company’s services, products and fee structures; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at (<http://www.sec.gov>).  Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.